Exhibit 99.1

22nd Century Group Reports Second Quarter 2025 Financial Results

VLN® Early Adoption Commercial Activity Expands with Two Partner Brand Launches in Progress – Smoker Friendly and Pinnacle

Commenced Pinnacle VLN® Stocking Shipments for Almost 1,000 Locations of Top-5 C-Store Customer, Additional Locations to Come

Significantly Expanded State Authorizations for both Reduced Nicotine Content and Conventional Products

High Margin Branded Products Business Model Set to Grow Profitably

MOCKSVILLE, N.C., August 14, 2025 —22nd Century Group, Inc. (Nasdaq: XXII), the only tobacco products company that has for 27 years led and continues to lead the fight against the harms of smoking driven by nicotine addiction, today announced results for the second quarter-ended June 30, 2025, and provided an update on recent business highlights.

“22nd Century has truly transformed into a purpose-built tobacco harm reduction company built around our proprietary reduced nicotine content tobacco strains underlying our VLN® products – the first and only FDA authorized product that already meets the FDA’s proposed new standard for nicotine content. Decades of research show that our proprietary reduced nicotine products stand apart from the rest of the industry by actually helping people addicted to nicotine control their nicotine consumption and are able to reduce their smoking habit and could improve their opportunity for healthier lifestyles,” said Larry Firestone, CEO of 22nd Century Group.

“Our partners that are carrying our VLN® products are pioneers as they are early adopters to the FDA’s proposed new standard for low nicotine content. We now offer three different brands of VLN® based products, with more partner brands under discussion and a growing list of states authorizing the sale of these products, clearly demonstrating the momentum of VLN® products in the fight to offer a real choice in the decades long effort to curb tobacco use. We are working closely with our partner VLN® brands to make those products more broadly accessible to smokers looking for a new tool in the fight to control their smoking habit. We are also developing additional tobacco products and form factors to meet tobacco users where they are, with a product they know, but minus the highly addictive nicotine levels.”

“We have taken the business down to the bare bones now and are beginning our profitable growth phase with our branded products leading the way. We truly have an exciting outlook based on the growth in the partner brands and the added distribution that we anticipate.”

Second Quarter 2025 Financial Results (compared sequentially to First Quarter 2025, except as noted)

All figures reported below reflect continuing operations, excluding discontinued operations related to the sale and exit of the Company’s hemp/cannabis business in late 2023.

●	Net revenues decreased sequentially to $4.1 million, compared to $6.0 million.
●	Gross profit (loss) remained stable at $(0.6) million, compared to $(0.6) million.
●	Operating expenses were $2.3 million, compared to $2.0 million.
●	Operating loss increased to $3.0 million, compared to $2.6 million.
●	Net loss remained stable at $3.3 million, compared to $3.3 million.
●	Adjusted EBITDA loss was $2.6 million, compared to a loss of $2.3 million.
●	Reduced debt by an additional $1.0 million, to now $3.8 million

Recent Business Highlights

●	Strong support of the FDA’s proposed new Tobacco Product Standard for Nicotine Yield of Cigarettes and Certain Other Combusted Tobacco Products, with VLN® and partner VLN® cigarettes being the only products that meet this groundbreaking standard.
●	Significantly increased state authorizations for the sale of its growing portfolio of both proprietary and contract manufactured products, including 44 states for VLN® products, 30 states for partner VLN® products, 46 states for Smoker Friendly products and 39 states for Pinnacle products, among others.
●	Announced a second major partner VLN® brand with Pinnacle VLN®, to be sold alongside conventional Pinnacle products in a top-5 c-store chain, including the first shipments of Pinnacle VLN® to almost 1,000 stores across 12 states ahead of sales expected to begin September 1.
●	Announced two SKUs of Pinnacle moist snuff products, expected to begin sales across the c-store’s network in the second half of 2025 as state regulatory approvals are secured.
●	Advanced a 100mm VLN® reduced nicotine content cigarette prototype, targeting FDA submission for the new product in Q4 2025.
●	Advanced the MRTP Renewal Process for VLN®, including clinical studies and other data ahead of renewal in December 2026.
●	Completed sale of Needle Rock Farms assets for $770,000 net in cash

Second Quarter 2025 Product Line Net Revenues

●	Cigarette net revenues were $2.7 million, decreased from $5.0 million in the first quarter of 2025. Second quarter 2025 cigarette carton volumes increased to 594 thousand compared to 319 thousand in the first quarter of 2025. Despite increased volume, the decrease is primarily resulting from the timing of revenue recognition triggered by a new customer contract January 1, 2025, which resulted in a one-time benefit to the first quarter. Additionally, second quarter promotional spending increased as compared to the first quarter of 2025.
●	Filtered cigar net revenues increased to $1.3 million, compared to $1.1 million in the immediately preceding quarter, reflecting stabilized volume from new contracts with CMO customers.
●	Cigarillo distribution net revenues was $0.1 million, compared to negligible in the first quarter 2025 as customers sold through initial stocking orders and commenced reorders with greater expected benefit in the second half of 2025.
●	VLN® cigarette net revenues reflect return accruals for product previously shipped. The Company has announced new branding for its VLN® products and two new partner brand VLN® product families with large existing customers, with initial shipments commencing in the third quarter of 2025.

Balance Sheet

The Company reported total debt of approximately $3.9 million at quarter end, net debt of $0.7 million, and cash of approximately $3.1 million. The Company has reduced debt by $3.4 million year-to-date.

Conference Call

22nd Century will host a live webcast today at 8:00 a.m. E.T. to discuss its second quarter 2025 financial results and business highlights. The live and archived webcast will be accessible in the Events section on 22nd Century’s Investor Relations website at https://ir.xxiicentury.com/events.

Summary Financial Results

(dollars in thousands, except per share data)

	Three Months Ended
	June 30,		Change
	2025	2024	$	%
Revenues, net	$4,083	$7,947	(3,864)	(48.6)
Gross profit (loss)	$(635)	$570	(1,205)	(211.4)
Operating loss	$(2,981)	$(2,047)	(934)	45.6
Net loss from continuing operations	$(3,296)	$(2,214)	(1,082)	48.9
Basic and diluted loss per common share from continuing operations	$(13.16)	$(843.98)	830.82	(98.4)
Adjusted EBITDA (a)	$(2,640)	$(2,589)	(51)	(2.0)

	Six Months Ended
	June 30,		Change
	2025	2024	$	%
Revenues, net	$10,039	$14,416	(4,377)	(30.4)
Gross profit (loss)	$(1,244)	$(559)	(685)	122.5
Operating loss	$(5,552)	$(6,481)	929	(14.3)
Net loss from continuing operations	$(6,571)	$(7,664)	1,093	(14.3)
Basic and diluted loss per common share from continuing operations	$(40.25)	$(4,244.85)	4,204.60	(99.1)
Adjusted EBITDA (a)	$(4,960)	$(6,089)	1,129	18.5

(a) Adjusted EBITDA is a non-GAAP financial measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

Summary Product Line Results

(in thousands)

	Three Months Ended
	June 30,
	2025		2024		Change
	$	Cartons	$	Cartons	$	Cartons
Contract Manufacturing
Cigarettes	2,715	594	4,107	169	(1,392)	425
Filtered Cigars	1,319	172	3,303	459	(1,984)	(287)
Cigarillos	94	14	552	91	(458)	(77)
Total Contract Manufacturing	4,128	780	7,962	719	(3,834)	61
VLN®	(45)	(1)	(15)	0	(30)	(1)
Total Product Line Revenues	4,083	779	7,947	719	(3,864)	60

	Six Months Ended
	June 30,
	2025		2024		Change
	$	Cartons	$	Cartons	$	Cartons
Contract Manufacturing
Cigarettes	7,729	1,025	6,867	260	862	765
Filtered Cigars	2,422	331	6,927	995	(4,505)	(664)
Cigarillos	88	14	552	91	(464)	(77)
Total Contract Manufacturing	10,239	1,370	14,346	1,346	(4,107)	24
VLN®	(200)	(3)	70	2	(270)	(5)
Total Product Line Revenues	10,039	1,367	14,416	1,348	(4,377)	19

About 22nd Century Group, Inc.

22nd Century Group is pioneering the nicotine harm reduction movement in the tobacco industry enabling smokers to take control of their nicotine consumption.

We created our flagship product, the VLN® cigarette, to give traditional cigarette smokers an authentic and familiar alternative that helps them take control of their nicotine consumption. VLN® cigarettes have 95% less nicotine than the traditional cigarette and have been proven to greatly reduce nicotine consumption. Instead of offering new ways of delivering nicotine to addicted smokers, we offer smokers the option to take control of their nicotine consumption and make informed and more productive choices, including the choice to avoid addictive levels of nicotine altogether.

Our wholly owned subsidiaries include a leading cigarette manufacturer that produces all VLN® products and provides turnkey contract manufacturing for other tobacco brands both domestically and internationally. The 60,000 square foot facility in Mocksville, North Carolina has the capacity to produce more than 45 million cartons of combusted tobacco products annually with additional space for expansion.

Our proprietary reduced nicotine tobacco blends are made possible by comprehensive and patented technologies that regulate nicotine biosynthesis activities in the tobacco plant, resulting in full flavor and high yield with 95% less nicotine. Our extensive patent portfolio has been developed to ensure we have the only low nicotine combustible cigarette in the United States and critical international markets. Our mission is to sell the last cigarette before the 22nd Century.

VLN® and Helps You Smoke Less® are registered trademarks of 22nd Century Limited LLC.

Learn more at xxiicentury.com, on X (formerly Twitter), on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, (iii) our financial and operating performance and (iv) our expectations for our business interruption insurance claim. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 20, 2025 and Quarterly Report on Form 10-Q filed on May 13, 2025. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Notes regarding Non-GAAP Financial Information

In addition to the Company’s reported results in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company provides EBITDA and Adjusted EBITDA.

In order to calculate EBITDA, the Company adjusts net (loss) income by adding back interest expense (income), provision (benefit) for income taxes, and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted by the Company for certain non-cash and/or non-operating expenses, including adding back equity-based employee compensation expense, restructuring and restructuring-related charges such as impairment, acquisition and transaction costs, and other unusual or infrequently occurring items, if applicable, such as inventory reserves and adjustments, gains or losses on disposal of property, plant and equipment, and gains or losses on investments.

The Company believes that the presentation of EBITDA and Adjusted EBITDA are important financial measures that supplement discussion and analysis of its financial condition and results of operations and enhances an understanding of its operating performance. While management considers EBITDA and Adjusted EBITDA to be important, these financial performance measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating (loss) income, net (loss) income and cash flows from operations. Adjusted EBITDA is susceptible to varying calculations and the Company’s measurement of Adjusted EBITDA may not be comparable to those of other companies.

Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. In addition to the performance measures identified above, we believe that net total debt provides a meaningful measure of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of scheduled debt repayments.

Investor Relations & Media Contact

Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands, except share and per-share data)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$3,083	$4,422
Accounts receivable, net	3,540	1,698
Inventories	2,503	2,015
Insurance recoveries	—	768
GVB promissory note, net	—	500
Prepaid expenses and other current assets	2,742	1,068
Current assets of discontinued operations held for sale	—	1,051
Total current assets	11,868	11,522
Property, plant and equipment, net	2,568	2,773
Operating lease right-of-use assets, net	1,503	1,639
Intangible assets, net	6,429	5,724
Other assets	15	15
Total assets	$22,383	$21,673

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes and loans payable - current	$640	$254
Current portion of long-term debt	3,216	1,500
Operating lease obligations	284	261
Accounts payable	2,887	2,401
Accrued expenses	2,277	1,021
Accrued litigation	—	768
Accrued payroll	315	318
Accrued excise taxes and fees	3,856	2,038
Deferred income	260	20
Other current liabilities	1,197	100
Current liabilities of discontinued operations held for sale	459	1,281
Total current liabilities	15,391	9,962
Long-term liabilities:
Operating lease obligations	1,288	1,437
Long-term debt	—	5,165
Other long-term liabilities	74	1,097
Total liabilities	16,753	17,661
Shareholders’ equity (deficit)
Preferred stock, $.00001 par value, 10,000,000 shares authorized
Common stock, $.00001 par value, 500,000,000 shares authorized
Capital stock issued and outstanding:
458,650 common shares (31,727 at December 31, 2024)
Common stock, par value	—	—
Capital in excess of par value	407,236	397,883
Accumulated deficit	(401,606)	(393,871)
Total shareholders’ equity	5,630	4,012
Total liabilities and shareholders’ equity	$22,383	$21,673

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(amounts in thousands, except share and per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues, net	$4,083	$7,947	$10,039	$14,416
Cost of goods sold	2,863	3,869	5,747	8,082
Excise taxes and fees on products	1,855	3,508	5,536	6,893
Gross (loss) profit	(635)	570	(1,244)	(559)
Operating expenses:
Sales, general and administrative	2,119	2,360	3,918	5,266
Research and development	227	250	390	675
Other operating expense (income), net	—	7	—	(19)
Total operating expenses	2,346	2,617	4,308	5,922
Operating loss from continuing operations	(2,981)	(2,047)	(5,552)	(6,481)
Other income (expense):
Other income (expense), net	(12)	339	(174)	339
Interest income, net	14	21	30	21
Interest expense	(351)	(501)	(909)	(1,517)
Total other income (expense), net	(349)	(141)	(1,053)	(1,157)
Loss from continuing operations before income taxes	(3,330)	(2,188)	(6,605)	(7,638)
(Benefit) provision for income taxes	(34)	26	(34)	26
Net loss from continuing operations	$(3,296)	$(2,214)	$(6,571)	$(7,664)

Discontinued operations:
(Loss) income from discontinued operations before income taxes	$(111)	$1,102	$(1,164)	$813
Provision for income taxes	—	—	—	—
(Loss) income from discontinued operations	$(111)	$1,102	$(1,164)	$813

Net loss	$(3,407)	$(1,112)	$(7,735)	$(6,851)
Comprehensive loss	$(3,407)	$(1,112)	$(7,735)	$(6,851)

Net loss	$(3,407)	$(1,112)	$(7,735)	$(6,851)
Deemed dividends	—	(445)	—	(4,034)
Net loss available to common shareholders	$(3,407)	$(1,557)	$(7,735)	$(10,885)

Basic and diluted loss per common share from continuing operations	$(13.16)	$(843.98)	$(40.25)	$(4,244.85)
Basic and diluted (loss) income per common share from discontinued operations	$(0.45)	$419.87	$(7.13)	$450.46
Basic and diluted loss per common share from deemed dividends	$—	$(169.61)	$—	$(2,234.43)
Basic and diluted loss per common share	$(13.61)	$(593.72)	$(47.38)	$(6,028.82)

Weighted average shares outstanding - basic and diluted	250,368	2,624	163,254	1,805

Table A – Reconciliations of Non-GAAP Measures

(dollars in thousands, except share and per-share data)

Below is a table containing information relating to the Company’s Net loss, EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2025 and 2024, including a reconciliation of these Non-GAAP measures for such periods.

	Quarter Ended
	June 30,
	Amounts in thousands ($000’s)
	except share and per share data
	(UNAUDITED)
			$ Change
	2025	2024	fav / (unfav)[1]
Net loss from continuing operations	$(3,296)	$(2,214)	$(1,082)
Interest (income)/expense, net	337	479	(142)
Provision (benefit) for income taxes	(34)	26	(60)
Amortization and depreciation	234	248	(14)
EBITDA	$(2,759)	$(1,461)	$(1,298)
Adjustments:
Restructuring and impairment	—	(319)	319
Inventory write-down	—	—	—
Change in fair value of derivative liabilities	—	(541)	541
Change in fair value of warrant liabilities	12	(324)	336
Equity-based employee compensation expense	107	56	51
Adjusted EBITDA	$(2,640)	$(2,589)	$(51)

Adjusted EBITDA loss per common share	$(10.55)	$(986.87)	$976.33
Weighted average common shares outstanding - basic and diluted	250,368	2,624

1Fav = Favorable variance, which increases EBITDA and Adjusted EBITDA; Unfav = unfavorable variance, which reduces EBITDA and Adjusted EBITDA

	Year Ended
	June 30,
	Amounts in thousands ($000’s)
	except share and per share data
	(UNAUDITED)
			$ Change
	2025	2024	fav / (unfav)[1]
Net loss from continuing operations	$(6,571)	$(7,664)	$1,093
Interest (income)/expense, net	879	1,495	(616)
Provision (benefit) for income taxes	(34)	26	(60)
Amortization and depreciation	459	514	(55)
EBITDA	$(5,267)	$(5,629)	$362
Adjustments:
Restructuring and impairment	—	(345)	345
Inventory write-down	—	431	(431)
Change in fair value of derivative liabilities	—	(459)	459
Change in fair value of warrant liabilities	174	(324)	498
Equity-based employee compensation expense	133	237	(104)
Adjusted EBITDA	$(4,960)	$(6,089)	$1,129

Adjusted EBITDA loss per common share	$(30.38)	$(3,372.85)	$3,342.48
Weighted average common shares outstanding - basic and diluted	163,254	1,805

Table B: Net Total Debt Reconciliation

(dollars in thousands)

	June 30,	December 31,
	2025	2024
Total debt	$3,216	$6,665
Add: debt discounts and deferred issuance costs included in total debt	574	1,025
Total principal amount of debt outstanding	3,790	7,690
Less: Cash and cash equivalents	3,083	4,422
Net total debt (Non-GAAP)	$707	$3,268